Exhibit 10.18

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made as of this      day of                     , 2019, by and between Kontoor Brands, Inc., a North Carolina corporation (the “Company”), and                                  (“Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the prevalent risk of corporate shareholder litigation, in general, subjecting directors to the risk of expensive litigation; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors of the Company and to indemnify its directors so as to provide them with the maximum indemnification protection permitted by law as protection against such risks.

NOW, THEREFORE, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

1.    Indemnification.

a.    Third Party and Derivative Proceedings. Subject to Section 9, the Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including, without limitation, an action by or in the right of the Company or any affiliate of the Company) by reason of the fact that Indemnitee is or was a director of the Company, or any affiliate of the Company, by reason of any action or inaction on the part of Indemnitee while a director, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, trustee, fiduciary, employee or agent of any other enterprise, against expenses (including attorneys’ fees), and all liabilities and loss, including, judgments, fines and amounts paid in settlement (if such settlement is approved pursuant to Section 2(g)) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding so long as the Indemnitee (i) conducted him or herself in good faith; and (ii) reasonably believed, (A) in the case of conduct in his or her official capacity with the Company, that his or her conduct was in the Company’s best interests, and (B) in all other cases, that his or her conduct was at least not opposed to the Company’s best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Indemnification under this Section 1(a) shall not be available in connection with a proceeding by or in the right of the Company in which the Indemnitee was adjudged liable to the Company, or in connection with any other proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in his or her official capacity, in which the Indemnitee was adjudged liable on the basis that personal benefit was improperly received by him or her.

b.    Mandatory Indemnification. To the extent that Indemnitee has been wholly successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 1(a) or in defense of any claim, issue or matter therein, in either case because Indemnitee is or was a director of the Company, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith. For purposes of this Section 1(b), the term “wholly successful, on the merits or otherwise,” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against Indemnitee without any express finding of liability or guilt against him or her, or (ii) the expiration of a reasonable period of time after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement.

c.    Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was a director of the Company or any affiliate of the

Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, trustee, fiduciary, employee or agent of any other enterprise, a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company or any affiliate of the Company) to which Indemnitee is not a party, Indemnitee shall be indemnified against all expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection therewith.

2.    Expenses and Indemnification Procedure.

a.    Advancement of Expenses. The Company shall advance all reasonable out-of-pocket expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil, criminal, administrative or investigative action, suit or proceeding referenced in Section 1(a) and Section 1(c), so long as the Company receives an undertaking by or on behalf of Indemnitee to repay such amount unless it shall ultimately be determined that Indemnitee is entitled to be indemnified by the Company against such expenses.

b.    Repayment of Expenses. In the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified for the expenses paid by the Company pursuant to Section 2(a) hereof or otherwise or was not entitled to be fully indemnified, Indemnitee shall repay to the Company such amount of the advanced expenses or the appropriate portion thereof.

c.    Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee, including the nature of and the facts underlying such claim, for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to Kontoor Brands, Inc., [400 N Elm St., Greensboro, North Carolina 27401], Facsimile: (336)                         , Attention: General Counsel (or such other address as the Company may from time to time designate in writing to Indemnitee). Notice shall be deemed received on the third business day after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise, notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

d.    Procedure. Any indemnification and advances provided for in Section 1 and this Section 2 shall be made no later than 45 days after receipt of the written request of Indemnitee, coupled with appropriate documentation to support the requested payment and subject in each case to the applicable determination by the Board of Directors (or other determination made in accordance with Section 55-8-55 of the North Carolina Business Corporation Act) that such indemnification is permissible and such advances are reasonable in the circumstances, which determination shall be made as promptly as practicable. If a claim under this Agreement, under any statute, or under any provision of the Company’s Articles of Incorporation or Bylaws providing for indemnification is not paid in full by the Company within 45 days after receipt of a fully documented written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not, as the case may be, met the applicable standard of conduct.

e.    Notice to Insurers. If, at the time of the receipt of a notice of claim pursuant to Section 2(c), the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

f.    Selection of Counsel. If the Company shall be obligated under Section 1 or Section 2 to pay the expenses of any proceeding against Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of any other counsel subsequently incurred by Indemnitee with respect to the same proceeding; provided that (i) Indemnitee shall have the right to employ separate counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

g.    Settlements. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement.

h.    Change in Control.

(1)    If, at any time subsequent to the date of this Agreement, members of the Incumbent Board do not constitute a majority of the members of the Board of Directors, or there is otherwise a Change in Control, then upon the request of Indemnitee, the Company shall cause the determination of indemnification and advances required by Section 2 to be made by a third party (mutually agreed upon by the parties or failing such agreement, as determined by the Chief Judge of the United States District Court for the Middle District of North Carolina). The fees and expenses incurred by the third party in making the determination of indemnification and advances shall be borne solely by the Company. If such third party is unwilling and/or unable to make the determination of indemnification and advances, then the Company shall cause the indemnification and advances to be made by a majority vote or consent of a Board of Directors committee consisting solely of members of the Incumbent Board.

(2)    For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if individuals who, as of the date of this Agreement, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a three-quarters (3/4) of the directors then comprising the Incumbent Board, (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee of the Corporation for director), shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

3.    Additional Indemnification Rights.

a.    Scope. Notwithstanding any other provision of this Agreement, the Company shall indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a North Carolina corporation to indemnify a member of its board of directors, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a North Carolina corporation to indemnify a member of its board of directors, such changes (to the extent not otherwise required by such law, statute or rule to be applied to this Agreement) shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

b.    Non-exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which an Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the North Carolina Business Corporation Act, as amended, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.

4.    Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of any other enterprise) and shall continue thereafter, so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director of the Company or serving in any other capacity referred to herein.

5.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

6.    Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7.    Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors’ and officers’ liability insurance, Indemnitee shall be insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by an affiliate of the Company.

8.    Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9.    Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

a.    Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense (such as by counterclaim, cross-claim or third-party claim), except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under the North Carolina Business Corporation Act, as amended, but such indemnification or advancement of expenses may be provided by Company in specific cases if the Board of Directors, at its sole discretion, finds it to be appropriate;

b.    Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was made in bad faith or was frivolous;

c.    Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company or other enterprise;

d.    Claims Under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;

e.    Illegal Activity. To indemnify Indemnitee if a court of competent jurisdiction finally adjudges that such indemnification is illegal, including, without limitation, by virtue of such indemnification being in violation of public policy or any provision of law.

10.    Interpretation; Construction of Certain Phrases.

a.    The headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement. The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”    The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

b.    For purposes of this Agreement:

(1)    references to the “Company” shall include, in addition to the resulting or surviving corporation, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of any other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent entity if its separate existence had continued;

(2)    references to any “other enterprise” shall include any corporation, trust, partnership, joint venture, or other entity;

(3)     references to “fines” shall include any excise taxes or penalties assessed on Indemnitee with respect to an employee benefit plan;

(4)    references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries;

(5)    references to “affiliates” shall mean any entity which, directly or indirectly, is in the control of, is controlled by, or is under common control with, the Company; and

(6)    references to “Sections” or “clauses” shall be to Sections or clauses of this Agreement.

11.    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts (including by facsimile signature), each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

12.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

13.    Attorneys’ Fees. If any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was made in bad faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

14.    Notice. All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service). The address for notice to the Company shall be as set forth in Section 2(b), and the address for notice to Indemnitee shall be as set forth on the signature page of this Agreement, or as subsequently modified in a notice given in accordance with this Section 14.

15.    Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of North Carolina for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement. Any action or proceeding instituted under or to enforce this Agreement shall be brought only in the state courts of the State of North Carolina.

16.    Subrogation. In the event of payment under this Agreement, Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Company effectively to bring suit to enforce such rights.

17.    Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of North Carolina, as applied to contracts between North Carolina residents entered into and to be performed within North Carolina.

18.    Prior Agreement. Notwithstanding any contrary provision contained herein, this Agreement supersedes and replaces any and all prior written indemnification agreements between the Indemnitee and the Company.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KONTOOR BRANDS, INC.

By:
Name:	[ ]
Title:	Chairman

INDEMNITEE

[Name]

Address for Notice: